Exhibit 2.1

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated as of August 22, 2012 (this “Agreement”), is made by and among Energy & Exploration Partners, Inc., a Delaware corporation (“Holdco”), Hunt Pettit, a natural person (“Pettit”), H Pettit HC, Inc., a Texas corporation (“HPHC”), the persons identified as Fund Limited Partners on Schedule I hereto (collectively, the “Fund Limited Partners” and, each individually, a “Fund Limited Partner”), and the persons identified as Niobrara Investors on Schedule II hereto (collectively, the “Niobrara Investors” and, each individually, a “Niobrara Investor”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Energy & Exploration Partners, LLC, a Delaware limited liability company (“ENEXP”), also is executing this Agreement solely for the purpose of the consent and releases set forth in Sections 1.3 and 1.4.

RECITALS

WHEREAS, Pettit incorporated Holdco as a corporation under the Delaware General Corporation Law and contributed $1,000 to Holdco in exchange for 1,000 shares of common stock, par value $0.01 per share, of Holdco (“Holdco Common Stock”); and

WHEREAS, Pettit owns a 99.999% membership interest (the “ENEXP Majority Interest”) in ENEXP, and HPHC owns a 0.001% membership interest (the “ENEXP Minority Interest”) in ENEXP; and

WHEREAS, Pettit owns (i) all of the outstanding membership interests (the “Operating GP LLC Interests”) in Energy & Exploration Partners Operating GP, LLC, a Texas limited liability company (“Operating GP”), and (ii) all of the outstanding limited partner interests (the “Operating LP Interests”) in Energy & Exploration Partners Operating, L.P., a Texas limited partnership (“Operating LP”), and Operating GP is the sole general partner of Operating LP; and

WHEREAS, Pettit owns (i) all of the outstanding membership interests (the “GP LLC Interests”) in North American Shale GP, LLC, a Texas limited liability company (“GP LLC”), (ii) all of the outstanding limited partner interests (the “GP LP Interests”) in North American Shale Investment Fund GP, LP, a Texas limited partnership (“GP LP”), and (iii) all of the outstanding membership interests (the “Advisors LLC Interests”) in North American Shale Investments Advisors, LLC, a Texas limited liability company (“Advisors”); and

WHEREAS, GP LLC is the sole general partner of GP LP; GP LP is the sole general partner of North American Shale Investment Fund, LP, a Delaware limited partnership (the “Fund”); the Fund Limited Partners collectively own all of the outstanding limited partner interests (the “Fund LP Interests”) in the Fund, with each Fund Limited Partner owning the Fund LP Interest set forth next to such Fund Limited Partner’s name on Schedule I hereto; and the Fund has entered into an investment management agreement with Advisors; and

WHEREAS, the Niobrara Investors have severally invested funds with ENEXP pursuant to the letter agreements between each Niobrara Investor and ENEXP described on and attached to Schedule II hereto (each, a “Niobrara Letter Agreement” and, collectively, the “Niobrara Letter Agreements”);

WHEREAS, the Fund, through its wholly-owned subsidiaries, has invested funds with ENEXP pursuant to the letter agreements between such subsidiaries and ENEXP listed on Schedule I hereto (the “Fund Letter Agreements”);

WHEREAS, the Parties desire to consolidate the interests described above in a new holding company through the contribution to Holdco (i) by Pettit of the ENEXP Majority Interest, the Operating GP LLC Interests, the Operating LP Interests, the GP LLC Interests, the GP LP Interests and the Advisors LLC Interests, (ii) by HPHC of the ENEXP Minority Interest, (iii) by the Fund Limited Partners of the Fund LP Interests, and (iv) by the Niobrara Investors of their rights under the Niobrara Letter Agreements; and

WHEREAS, in connection with the transactions contemplated hereby, the Parties hereto on the date hereof are entering into a Stockholders Agreement in the form of Exhibit A hereto (the “Stockholders Agreement”) and a Registration Rights Agreement in the form of Exhibit B hereto (the “Registration Rights Agreement” and, together with this Agreement and the Stockholders Agreement, the “Transaction Agreements”).

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

CONTRIBUTIONS

Section 1.1. Contribution by Pettit to Holdco. Pettit hereby contributes, conveys, assigns and transfers to Holdco all of the ENEXP Majority Interest, the Operating GP LLC Interests, the Operating LP Interests, the GP LLC Interests, the GP LP Interests and the Advisors LLC Interests in exchange for 288,028 fully paid and nonassessable shares of Holdco Common Stock. Holdco hereby accepts such contribution, conveyance, assignment and transfer and shall cause such shares of Holdco Common Stock to be issued to Pettit.

Section 1.2. Contribution by HPHC to Holdco. HPHC hereby contributes, conveys, assigns and transfers to Holdco all of the ENEXP Minority Interest in exchange for 3 fully paid and nonassessable shares of Holdco Common Stock. Holdco hereby accepts such contribution, conveyance, assignment and transfer and shall cause such shares of Holdco Common Stock to be issued to HPHC.

Section 1.3. Contribution by Fund Investors to Holdco. Each Fund Limited Partner hereby severally and not jointly contributes, conveys, assigns and transfers to Holdco all of the Fund LP Interests held by such Fund Limited Partner (as reflected on Schedule I hereto) in exchange for the number of fully paid and nonassessable shares of Holdco Common Stock set forth next to such Fund Limited Partner’s name on Schedule I hereto. Holdco hereby accepts such contribution, conveyance, assignment and transfer and shall cause such shares of Holdco Common Stock to be issued to the Fund Limited Partners. Each Fund Limited Partner hereby disclaims any interest in the Fund Letter Agreements and releases, waives and discharges ENEXP and its members, officers, directors, agents, successors and assigns from any and all obligations, liabilities or claims under, relating to or arising out of any of the Fund Letter

Agreements. ENEXP hereby releases, waives and discharges the Fund, each Fund Limited Partner and their respective members, managers, partners, officers, directors, agents, successors and assigns from any and all obligations, liabilities or claims under, relating to or arising out of any of the Fund Letter Agreements.

Section 1.4. Contribution by Niobrara Investors to Holdco. Each Niobrara Investor hereby severally and not jointly contributes, conveys, assigns and transfers to Holdco all of such Niobrara Investor’s rights, title and interests in, to and under each Niobrara Letter Agreement to which it is a party (as reflected on Schedule II hereto) in exchange for the number of fully paid and nonassessable shares of Holdco Common Stock and/or cash payment as set forth next to such Niobrara Investor’s name on Schedule II hereto. Holdco hereby accepts such contribution, conveyance, assignment and transfer and assumes and agrees to perform when due all obligations of such Niobrara Investor under such Niobrara Letter Agreement, and Holdco shall cause such shares of Holdco Common Stock to be issued and such payment to be made in cash to the Niobrara Investors. ENEXP hereby consents to such contribution, conveyance, assignment, transfer and assumption and releases, waives and discharges each Niobrara Investor from any and all obligations, liabilities or claims under, relating to or arising out of the Niobrara Letter Agreements. Each Niobrara Investor hereby releases, waives and discharges ENEXP and its members, officers, directors, agents, successors and assigns from any and all obligations, liabilities or claims under, relating to or arising out of each Niobrara Letter Agreement to which it is a party (as reflected on Schedule II hereto). Each Niobrara Investor agrees that each Niobrara Letter Agreement to which it is a party (as reflected on Schedule II hereto) did not, and was not intended to, create any real property interest and, to the extent any such Niobrara Letter Agreement is deemed to have created a real property interest, hereby assigns unto Holdco all of its right, title and interest in and to such real property interest.

Section 1.5. Stockholders Agreement and Registration Rights Agreement. In connection with, and as additional consideration for, the transactions contemplated by this Agreement, the Parties shall enter into, and on the date hereof are entering into, the Stockholders Agreement and the Registration Rights Agreement.

Section 1.6. Amendment of Partnership and LLC Agreements; Termination of Letter Agreements. In connection with the contributions described in Sections 1.1, 1.2 and 1.3 above, the appropriate Parties shall enter into or cause to be entered into amendments to the partnership or limited liability company agreements of ENEXP, Operating GP, Operating LP, GP LLC, GP LP, Advisors or the Fund as may be necessary to effect the admission of Holdco as a member or limited partner of such entities in respect of the interests so contributed to Holdco. Holdco agrees that, promptly following the closing of the contribution described in Section 1.3, it will cause ENEXP to terminate each Fund Letter Agreement for all purposes. Holdco and ENEXP agree that, immediately following the contribution described in Section 1.4, each Niobara Letter Agreement is hereby terminated for all purposes.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of Contributing Parties. Each of Pettit, HPHC, each Fund Limited Partner and each Niobrara Investor (each, a “Contributing Party”) hereby severally and not jointly represents and warrants (as to itself and not as to the other Contributing Parties) to Holdco as follows:

(a) If such Contributing Party is an entity other than a natural person, such Contributing Party has been duly incorporated, organized or formed, as applicable, and is validly existing and in good standing as a corporation, partnership, limited liability company or other entity, as applicable, in the jurisdiction of its incorporation, organization or formation.

(b) Such Contributing Party has the legal capacity and authority, in the case of a natural person, or the corporate, partnership, limited liability company or other entity power and authority, in the case of an entity other than an natural person, to execute, deliver and perform its obligations under each of the Transaction Agreements. If such Contributing Partner is an entity other than a natural person, the execution and delivery of the Transaction Agreements by such Contributing Party and the performance by such Contributing Party of its obligations thereunder have been duly authorized by all requisite action by or on behalf of such entity. Each of the Transaction Agreements has been duly and validly executed and delivered by such Contributing Party and constitutes the valid and binding obligation of such Contributing Party, enforceable against such Contributing Party in accordance with its terms.

(c) The execution and delivery of the Transaction Agreements by such Contributing Party and the performance by such Contributing Party of its obligations thereunder will not (i) violate any law applicable to such Contributing Party, (ii) violate any order to which such Contributing Party is a party or by which it is bound, (iii) with or without the giving of notice, the lapse of time or both, result in a default under, or require any consent of any other person under, any contract, agreement or instrument to which such Contributing Party is a party or by which it is bound; (iv) require any approval or consent from or filing with any governmental authority on the part of such Contributing Party that has not been obtained or made; or (v) if such Contributing Party is an entity other than a natural person, result in a breach or violation of the certificate or articles of incorporation, organization or formation, bylaws, partnership agreement, limited liability company agreement or other similar formation or governing documents of such Contributing Party.

(d) Such Contributing Party is the sole record and beneficial owner of the interests or rights being contributed to Holdco by such Contributing Party pursuant to Article I. Such Contributing Party’s title to such interests or rights is free and clear of all liens, claims and encumbrances.

(e) There are no legal proceedings pending or, to the knowledge of such Contributing Party, threatened that (i) challenge the validity or enforceability of such Contributing Party’s obligations under any Transaction Agreement or (ii) seek to prevent or delay, or otherwise would reasonably be expected to impair in any material respect, the ability of such Contributing Party to enter into and perform its obligations under any Transaction Agreement.

(f) Such Contributing Party is not liable for any investment banking fee, finder’s fee, brokerage payment or other like payment in connection with the origination, negotiation or consummation of the transactions contemplated by this Agreement that will be the obligation of Holdco or any of its subsidiaries, and such Contributing Party is not a party to any contract or agreement that might give rise to any valid claim against Holdco or any of its subsidiaries for any such fee or payment.

(g) Such Contributing Party has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in Holdco and is capable of bearing the economic risk of such investment. Such Contributing Party is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The information set forth in the Investor Questionnaire delivered to Holdco by such Contributing Party is truthful and complete in all respects.

(h) Such Contributing Party is acquiring the Holdco Common Stock to be issued to such Contributing Party under this Agreement for investment for its own account and not with a view toward or for sale in connection with any distribution thereof, or with any present plan or intention of distributing or selling such Holdco Common Stock.

(i) Such Contributing Party acknowledges and understands that (i) the Holdco Common Stock to be issued to such Contributing Party pursuant to this Agreement has not been registered under the Securities Act or any state securities laws in reliance on exemptions therefrom, (ii) such Holdco Common Stock will be characterized as “restricted securities” under federal and state securities laws, (iii) such Holdco Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with other applicable state and federal securities laws, and (iv) certificates representing such Holdco Common Stock, if any, will bear an appropriate legend regarding the restrictions on transfer under securities laws and the Stockholders Agreement.

(j) Such Contributing Party has (i) undertaken such investigation as such Contributing Party has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the acquisition of the Holdco Common Stock to be issued to such Contributing Party pursuant to this Agreement, (ii) had an opportunity to ask questions and receive answers from Holdco regarding the terms and conditions of the offering of the Holdco Common Stock and the business, properties, prospects and financial condition of Holdco (after giving effect to the transactions contemplated hereby), and (iii) received and reviewed the Registration Statement (as defined below).

Section 2.2. Representations and Warranties of Holdco. Holdco hereby represents and warrants to each Contributing Party as follows:

(a) Holdco has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware. Holdco is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on Holdco’s business or properties. Holdco has the corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Agreements.

(b) The execution and delivery of the Transaction Agreements by Holdco and the performance by Holdco of its obligations thereunder have been duly authorized by all requisite corporate action on behalf of Holdco. Each of the Transaction Agreements has been duly and validly executed and delivered by Holdco and constitutes the valid and binding obligation of Holdco, enforceable against Holdco in accordance with its terms.

(c) The execution and delivery of the Transaction Agreements by Holdco and the performance by Holdco of its obligations thereunder will not (i) violate any law applicable to Holdco, (ii) violate any order to which Holdco is a party or by which it is bound, (iii) with or without the giving of notice, the lapse of time or both, result in a default under, or require any consent of any other person under, any contract, agreement or instrument to which Holdco is a party or by which it is bound; (iv) require any approval or consent from or filing with any governmental authority on the part of Holdco that has not been obtained or made, other than as required by the Registration Rights Agreement and any filings with the Securities and Exchange Commission or any state securities authority required to be made after closing of the transactions contemplated hereby in connection with exemptions from the registration requirements of federal or state securities laws; or (v) result in a breach or violation of the certificate of incorporation or bylaws of Holdco.

(d) Holdco is not liable for any investment banking fee, finder’s fee, brokerage payment or other like payment in connection with the origination, negotiation or consummation of the transactions contemplated by this Agreement that will be the obligation of Holdco or any of its subsidiaries or of any Contributing Party, and Holdco is not a party to any contract or agreement that might give rise to any valid claim against Holdco or any of its subsidiaries or any Contributing Party for any such fee or payment.

(e) There are no legal proceedings pending or, to the knowledge of Holdco, threatened that (i) challenge the validity or enforceability of Holdco’s obligations under any Transaction Agreement or (ii) seek to prevent or delay, or otherwise would reasonably be expected to impair in any material respect, the ability of Holdco to enter into or perform its obligations under any Transaction Agreement.

(f) The shares of the Holdco Common Stock to be issued by Holdco to the Contributing Parties hereunder have been duly authorized and, upon issuance and delivery against the contributions to Holdco provided for in Article I, will be validly issued, fully paid and non-assessable and free from all encumbrances created by Holdco other than the Stockholders Agreement.

(g) Subject in part to the truth and accuracy of the Contributing Parties’ representations set forth in Section 2.1 of this Agreement, the offer, sale and issuance of shares of Holdco Common Stock as contemplated by this Agreement are exempt from the registration requirements of Section 5 of the Securities Act, and all applicable state securities laws, and neither Holdco nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

(h) Holdco’s certificate of incorporation and bylaws are in the forms previously provided to each of the Contributing Parties.

(i) Holdco has provided each Contributing Party a copy of a Registration Statement on Form S-1 relating to shares of common stock of Holdco to be issued in an underwritten public offering in the form confidentially submitted to the U.S. Securities and Exchange Commission (the “SEC”) on August 3, 2012 (the “Registration Statement”). The Registration Statement does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made; provided however, that the SEC may provide comments on the Registration Statement prior to its effectiveness that may require material modification, reformulation or deletion of information contained there.

ARTICLE III

OTHER AGREEMENTS

Section 3.1. Further Assurances. From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional assignments, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the rights and interests contributed, conveyed, assigned, transferred or issued by or pursuant to this Agreement or intended to be so contributed, conveyed, assigned, transferred or issued and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

Section 3.2. Tax Treatment. For federal income tax purposes, it is intended that the contributions to Holdco described in Sections 1.1, 1.2, 1.3 and 1.4 will be treated as contributions to Holdco in exchange for shares of Holdco Common Stock to which Section 351(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applies. No Party shall file any income tax return or otherwise take any position for income tax purposes that is inconsistent with such treatment unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code or any corresponding provision of state or local income tax law. Additionally, each Party shall take no action which, alone or in combination with the actions of others, reasonably could prevent the transactions from qualifying for nonrecognition of gain or loss under Section 351(a) of the Code, including, without limitation, any prearranged sale or other disposition of Common Stock.

Section 3.3. Confidentiality. Each Contributing Party agrees with Holdco that, except as required by law or consented to in writing by Holdco, it will, and will cause its directors, officers, employees, representatives and/or agents (collectively, “Representatives”) to, keep strictly confidential all information concerning Holdco or its business or properties furnished or made available to such Contributing Party or its Representatives in connection with the transactions contemplated by this Agreement; provided, however, that the foregoing shall not apply to (a) any Contributing Party in such Contributing Party’s capacity as an officer or director of Holdco, (b) any information that is or becomes generally available to the public (other than as a result of a disclosure directly or indirectly by such Contributing Party or its Representatives in violation hereof), or (c) any information the disclosure of which is required by law, provided that the Contributing Party promptly notifies Holdco of, and takes reasonable steps to minimize the extent of, any such required disclosure.

ARTICLE IV

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

Section 4.1. Survival of Representations and Warranties. All representations and warranties in Article II shall survive for a period of eighteen (18) months after the date first set forth above, except for the representations and warranties in Sections 2.2(f) and (g), which shall survive indefinitely.

Section 4.2. Indemnification by Holdco. Holdco shall indemnify, defend and hold harmless each Contributing Party and its affiliates, Representatives, successors and assigns, from, against, and in respect of any and all Losses arising out of or resulting from (a) any misrepresentation, nonfulfillment or breach of any representation or warranty made by Holdco contained in this Agreement or (b) any failure by Holdco to observe any of its covenants contained in this Agreement.

Section 4.3. Indemnification by the Contributing Parties. Each Contributing Party shall indemnify, defend and hold harmless Holdco and each other Contributing Party, and their respective affiliates, Representatives, successors and assigns, from, against, and in respect of any and all Losses arising out of or resulting from (a) any misrepresentation, nonfulfillment or breach of any representation or warranty of such Contributing Party contained in this Agreement or (b) any failure to observe any covenant of such Contributing Party contained in this Agreement.

Section 4.4. Procedure for Claims between Parties. If a Claim for Losses is to be made by a person or entity entitled to indemnification hereunder (an “Indemnitee”), the Indemnitee shall give written notice (a “Notice”) to the party from whom indemnification is to be sought hereunder (the “Indemnitor”) as soon as practicable after the Indemnitee becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Article IV. Any failure to provide any such Notice in a timely manner to the Indemnitor shall not relieve the Indemnitor of any liability hereunder, except to the extent (and only to the extent) the Indemnitor is materially prejudiced by such failure. Each Notice shall set forth (a) the specific representation, and warranty or covenant alleged to have been breached or other basis for indemnification, (b) the nature and amount of the Claim asserted, together with sufficient facts relating thereto so that the Indemnitor may reasonably evaluate such Claim and (c) a calculation or good faith estimate, if such can be reasonably calculated, of the aggregate Losses to which the Indemnitee believes it is entitled in connection with the Claim. If the Indemnitor, within thirty (30) days after receipt of the Notice, does not give written notice to the Indemnitee stating its intent to contest such Claim, the Claim shall be deemed accepted and the amount of the Claim shall be deemed a valid Claim. If the Indemnitor shall contest the assertion of a Claim by giving such written notice to the Indemnitee within such 30-day period, then the Indemnitor and Indemnitee shall work together in good faith for fifteen (15) days to resolve any dispute regarding the validity of such Claim, after which either party may resort to litigation in order to resolve such dispute.

Section 4.5. Defense of Third Party Claims. The following procedures shall be applicable with respect to the indemnification obligations of a party hereunder in respect of any Claim asserted or brought by any third party or parties (such Claim being referred to herein as a “Third Party Claim”):

(a) Promptly after receipt by an Indemnitee of written notice of the assertion or the commencement of any Third Party Claim with respect to any matter within the scope of this Article IV, the Indemnitee shall give written notice thereof (a “Third Party Claim Notice”) to the Indemnitor and shall thereafter keep the Indemnitor reasonably informed with respect thereto; provided, however, that the failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of its indemnification obligations hereunder, unless such failure results in (i) a default judgment, (ii) the expiration of the time to answer a complaint or (iii) material prejudice to the Indemnitor’s defense of such Third Party Claim. In case any such Third Party Claim is brought against any Indemnitee, the Indemnitor shall be entitled to assume the defense thereof by giving the Indemnitee written notice of its intention to do so within thirty (30) days after receipt of the Third Party Claim Notice, with counsel reasonably satisfactory to the Indemnitee at the Indemnitor’s own expense; provided, however, that the Indemnitor shall not be entitled to assume the defense if the named parties to any such Third Party Claim (including any impleaded parties) include both the Indemnitee and the Indemnitor, and the Indemnitor shall have been advised by such counsel that there is one or more legal defenses available to it that are in addition to or in conflict with those available to the Indemnitee. If the Indemnitor shall assume the defense of such Third Party Claim, it shall not settle such Third Party Claim without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement includes an unconditional release of the Indemnitee from all liability arising out of such Third Party Claim. Notwithstanding the assumption by the Indemnitor of the defense of any Third Party Claim as provided in this Section 4.5, the Indemnitee shall be permitted to join in the defense of such Third Party Claim and to employ counsel at its own expense.

(b) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such Third Party Claim within the prescribed period of time, or shall not be entitled to assume the defense of any such Third Party Claim, then the Indemnitee shall control and conduct the defense of any such Third Party Claim at the reasonable cost and expense of the Indemnitor, in which event the Indemnitee may do so in such manner as it may deem appropriate; provided, however, that it shall not settle any Third Party Claim which would give rise to material liability on the part of the Indemnitor without the prior written consent of the Indemnitor, which shall not be unreasonably withheld, conditioned or delayed. The Indemnitor shall be permitted to join in the defense of such Third Party Claim and to employ counsel at its own expense.

Section 4.6. Definitions. Each of the following terms used in this Article IV shall have the meaning ascribed to such term below:

(a) “Affiliate” of a Party means any other person or entity directly or indirectly controlling, controlled by or under common control with such Party (with “control” meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise).

(b) “Claim” means any claim, action, suit, inquiry, indictment, demand, hearing, investigation, legal proceeding, administrative enforcement proceeding or arbitration proceeding.

(c) “Losses” means any and all Claims, assessments, costs, disbursements, losses, diminution in value, liabilities, obligations, fines, charges, penalties, awards, damages and expenses (including reasonable attorneys’ fees and expenses), but shall not include any punitive damages arising from the actions of the Party incurring such Losses.

ARTICLE V

MISCELLANEOUS

Section 5.1. Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement.

Section 5.2. Assignment of Agreement; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior consent of the other Parties. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 5.3. No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other. Except as expressly provided in Section 1.4, the provisions of this Agreement are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 5.4. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 5.5. Choice of Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware, excluding any conflict of laws rule or principal that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

Section 5.6. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 5.7. Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH.

Section 5.8. Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 5.9. Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the specific transactions effected or to be effected pursuant to this Agreement and such instruments.

Section 5.10. Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the rights and interests referenced herein.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

ENERGY & EXPLORATION PARTNERS, INC.

By:	/s/ Hunt Pettit

Name: Hunt Pettit
Title: President and Chief Executive Officer

/s/ Hunt Pettit
HUNT PETTIT

H PETTIT HC, INC.

By:	/s/ Hunt Pettit

Name: Hunt Pettit
Title: President and Secretary

ENERGY & EXPLORATION PARTNERS, LLC
(solely for the purpose of the consent and releases set forth in Sections 1.3 and 1.4)

By:	/s/ Hunt Pettit

Name: Hunt Pettit
Title: President

Signature Page to Contribution Agreement

Oso + Toro Multi Strategy Fund Series Interests of the SALI Multi-Series Fund II 3(c)(1), L.P.

By:	SALI Fund Management, LLC
Its:	Investment Manager

By:	/s/ Thomas A. Tieman

Name:	Thomas A. Nieman

Its:	CFO

Signature Page to Contribution Agreement

Oso + Toro Multi Strategy Fund (Tax Exempt) Segregated Portfolio of SALI Multi-Series Fund SPC, Ltd.

By:	SALI Fund Partners, LLC
Its:	General Partner

By:	/s/ Thomas A. Tieman

Name:	Thomas A. Nieman

Its:	CFO

Signature Page to Contribution Agreement

/s/ Carl Lasner
Carl Lasner

Signature Page to Contribution Agreement

/s/ Jason Roberts
Jason Roberts

Signature Page to Contribution Agreement

/s/ Zachary Burk Lowe
Zachary Burk Lowe

Signature Page to Contribution Agreement

/s/ Janice Boswell Wueste
Janice Boswell Wueste

Signature Page to Contribution Agreement

/s/ Edward A. Wueste
Edward A. Wueste

Signature Page to Contribution Agreement

/s/ Matthew F. Ledbetter
Matthew F. Ledbetter

Signature Page to Contribution Agreement

/s/ Amber Boswell
Amber Boswell

Signature Page to Contribution Agreement

SCHEDULE I

FUND LIMITED PARTNERS

Name	Limited Partner Interest in the Fund to be Contributed to Holdco	Number of Shares of Holdco Common Stock to be Issued
Oso + Toro Multi Strategy Fund Series Interests of the SALI Multi-Series Fund II 3(c)(1), L.P.	56.60%	56,604
Oso + Toro Multi Strategy Fund (Tax Exempt) Segregated Portfolio of SALI Multi-Series Fund SPC, Ltd.	37.74%	37,736
Carl Lasner	0.94%	943
Jason Roberts	2.36%	2,358
Zachary Burk Lowe	2.36%	2,358

Fund Letter Agreements:

1.	Letter Agreement, dated as of May 1, 2011, between Indy Exploration I, LLC and Energy & Exploration Partners, LLC, as amended by the First Amendment dated July 27, 2012

2.	Letter Agreement, dated as of June 13, 2011, between Indy Exploration II, LLC and Energy & Exploration Partners, LLC, as amended by the First Amendment dated July 27, 2012

3.	Letter Agreement, dated as of June 13, 2011, between Indy Exploration III, LLC and Energy & Exploration Partners, LLC, as amended by the First Amendment dated July 27, 2012

SCHEDULE II

NIOBRARA INVESTORS

Name	Niobrara Letter Agreements	Number of Shares of Holdco Common Stock to be Issued	Cash Payment to be Made
Janice Boswell Wueste	Attachment 1 hereto	897	$0.00
Edward A. Wueste	Attachment 2 hereto	180	$0.00
Jason Roberts	Attachment 3 hereto	2,692	$0.00
Matthew F. Ledbetter	Attachment 4 hereto	897	$137,500.00
Amber Boswell	Attachment 5 hereto	3,804	$0.00

EXHIBIT A

FORM OF STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is made and entered into as of the 22nd day of August, 2012 by and among Energy & Exploration Partners, Inc., a Delaware corporation (the “Company”), and all of the owners of the capital stock of the Company (collectively, the “Stockholders”).

WHEREAS, each Stockholder is required to execute a counterpart of this Agreement such that all of the issued and outstanding shares of capital stock of the Company, now owned or hereafter acquired (the “Shares”), will be subject to this Agreement;

WHEREAS, the Stockholders and the Company desire to promote their mutual interests and the interests of the Company by imposing certain restrictions and obligations on themselves, the Company and the Shares;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Restrictions on Transfer; Right of First Refusal.

(a) If any Stockholder (the “Offering Stockholder”) shall at any time propose to make a sale, transfer, assignment, pledge, encumbrance or other disposition (collectively, a “transfer”) of any or all of his or its Shares in exchange for any consideration other than a Permitted Transfer as described in this Section 1(a), the Offering Stockholder shall first make a written offer (an “Offer”) to sell such Shares to the Company and to the other Stockholders on the same terms. The Offer shall state (i) the name of the proposed third-party transferee (the “Purchaser”), (ii) the number of Shares proposed to be transferred and the purchase price and payment terms for the offered Shares, and (iii) all other terms and conditions of the proposed transfer (which shall be based upon bona fide good faith terms and conditions). The terms of the proposed transfer shall be of a conventional nature and shall not include value for personal services or other unique consideration which would be difficult for the Company and the other Stockholders to duplicate. In addition, the Offer shall be made without regard to the requirement of any earnest money or similar deposit required of the Purchaser prior to closing, and without regard to any security (other than the offered Shares) to be provided by the Purchaser for any deferred portion of the purchase price. For purposes of this Agreement, a “Permitted Transfer” shall mean (1) a transfer pursuant to and in accordance with Section 2 hereof; or (2) a transfer at any time of all or any portion of a Stockholder’s Shares to: (a) any Affiliate (as defined below) of such Stockholder; (b) if such Stockholder is an individual, any members of such Stockholder’s Immediate Family (as defined below); (c) if such Stockholder is a trust, the beneficiary or beneficiaries thereof; (d) if such Stockholder is an individual, the guardian or legal representative of a Stockholder as to whose estate a guardian or legal representative is appointed and to the executor or administrator of the estate of a deceased Stockholder; or (e) another Stockholder; provided, however, that in each case such transfer complies with paragraph (f) of this Section 1. As used herein, the term “Affiliate” means any other person or entity directly or indirectly controlling, controlled by or under common control with the Company or any Stockholder, as applicable, (with “control” meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise); and the term “Immediate Family” shall mean a person’s spouse, parents and lineal descendants.

(b) The Offer shall be irrevocable for a period (the “Offer Period”) ending at 11:59 p.m. (local time at the Company’s principal office) on the 60th day following the date of delivery of the Offer to the Company and the other Stockholders (or if delivery of the Offer is not made to all such persons on the same day, on the 60th day following the latest date of delivery of the Offer to any such person).

(c) At any time during the first 30 days of the Offer Period, the Company may accept the Offer in its entirety by giving written notice to all Stockholders of its decision to accept the Offer. If the Company does not accept the Offer as to all of the offered Shares within such 30-day period, the Company shall promptly give all Stockholders written notice of its failure to accept the Offer and, regardless of whether such notice is given by the Company, any Stockholder (other than the Offering Stockholder) may accept the Offer as to that portion of the offered Shares that corresponds to the ratio of its Shares to the total Shares held by all Stockholders (other than the Offering Stockholder), by giving written notice of such acceptance to the Offering Stockholder on or before the expiration of the Offer Period. In addition, any Stockholder may indicate in his notice a desire to purchase a greater number of Shares in the event one or more other Stockholders fails or chooses not to exercise its option to purchase, and such additional Shares shall be allocated among the Stockholders who have indicated a desire to purchase a greater number of shares on a pro rata basis or any other basis mutually acceptable to such Stockholders. In the event that the Stockholders accepting the Offer, in the aggregate, accept the Offer with respect to all of the offered Shares, the Offer shall be deemed to be accepted. If neither the Company nor the Stockholders accept the Offer as to all of the offered Shares during the Offer Period, the Offer shall be deemed to be rejected in its entirety.

(d) In the event that the Offer is accepted, the closing of the transfer of the offered Shares shall take place within 30 days after the Offer is accepted or, if later, the date of closing set forth in the Offer. The Offering Stockholder, the Company and the electing Stockholders, if applicable, shall execute such documents and instruments as may be necessary or appropriate to effect the transfer of the offered Shares pursuant to the terms of the offer and this Section 1.

(e) If the Offer is not accepted in the manner provided hereinabove, the Offering Stockholder may transfer the offered Shares to the Purchaser specified in the Offer at any time within 60 days after the last day of the Offer Period, provided that such transfer shall be made on terms no more favorable to the Purchaser than the terms contained in the Offer and provided further that the Purchaser agrees to be bound by the terms and provisions of this Agreement. In the event that the offered Shares are not transferred in accordance with the terms of the preceding sentence, the offered Shares shall again become subject to all of the conditions and restrictions of this Section 1.

(f) Notwithstanding anything herein to the contrary, no transfer, including a Permitted Transfer, shall be permitted unless and until the following conditions are satisfied; provided, however, that any such conditions may be waived in writing by the Board of Directors of the Company (the “Board”):

(i) Except in the case of a transfer of Shares involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the reasonable opinion of counsel to the Company to effect such transfer. In the case of a transfer of Shares involuntarily by operation of law, the transfer shall be confirmed by presentation to the Company of legal evidence of such transfer, in form and substance reasonably satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such transfer.

(ii) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number and any other information reasonably necessary to permit the Company to file all required federal, state, and local tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any dividends or other distributions with respect to any transferred Shares or interest until it has received such information.

(iii) The transferee shall execute and deliver to the Company a counterpart of this Agreement or other writing reasonably satisfactory to the Company evidencing that the transferee has become a party to this Agreement and that the Shares owned by the transferee are subject to the restrictions of this Agreement.

(iv) Except in the case of a transfer of Shares involuntarily by operation of law, either (x) such Shares or interest shall be registered under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws or (y) the transferor shall provide an opinion of counsel, at transferor’s expense, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such transfer is exempt from all applicable registration requirements and that such transfer will not violate any applicable laws regulating the transfer of securities.

(g) Any transfer made or purported to be made in contravention of this Section 1 shall be void and of no force or effect and shall not be recognized by the Company.

2. Drag Along/Tag Along Rights.

(a) (i) In the event Stockholders holding greater than fifty percent (50%) of the outstanding Shares (the “Dragging Stockholders”) propose to sell, in any transaction or series of related transactions, all of their Shares other than to a person described in clauses (a)-(d) of clause (2) of the definition of Permitted Transfer in Section 1(a) (a “Drag-Along Sale”), the Dragging Stockholders shall have the right, at their option, to require all, but not less than all, of the other Stockholders (each, a “Drag-Along Stockholder”) to sell all of their Shares in such Drag-Along Sale.

(ii) The Dragging Stockholders shall provide each Drag-Along Stockholder notice of the terms and conditions of such proposed transfer (the “Drag-Along Notice”) not later than twenty (20) business days prior to the closing of the proposed Drag-Along Sale. The Drag-Along Notice shall identify the consideration for which the transfer is proposed to be made, and all other material terms and conditions of the Drag-Along Sale, including the form of the proposed agreement, if any. Each Drag-Along Stockholder shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Notice.

(iii) Within ten (10) business days following the date of the Drag-Along Notice (the “Drag-Along Notice Period”), each Drag-Along Stockholder must deliver to the Dragging Stockholders (i) wire transfer instructions for payment of the purchase price for the Shares to be sold in such Drag-Along Sale, (ii) a limited power-of-attorney authorizing the Dragging Stockholders to transfer such Shares on the terms set forth in the Drag-Along Notice, and (iii) all other documents required to be executed in connection with such Drag-Along Sale. If any Drag-Along Stockholder fails to deliver any such documents, the Company shall cause the books and records of the Company to show that such Drag-Along Stockholder is bound by the provisions of this Section 2(a) and that the Shares of such Drag-Along Stockholder shall be transferred to the acquiring party immediately upon surrender for transfer by the Drag-Along Stockholder thereof.

(iv) If, at the end of a 90-day period after the date on which the Dragging Stockholders give the Drag-Along Notice (which 90-day period shall be extended if any of the transactions contemplated by the Drag-Along Sale are subject to regulatory approval until the expiration of five business days after all such approvals have been received, but in no event later than 120 days following the delivery of the Drag-Along Notice), the Drag-Along Sale has not been completed on substantially the same terms and conditions set forth in the Drag-Along Notice, the Drag-Along Stockholders shall no longer be obligated to sell their Shares pursuant to such Drag-Along Notice and the Dragging Stockholders shall return to each Drag-Along Stockholder the limited power-of-attorney (and all copies thereof) that such Drag-Along Stockholder delivered for transfer pursuant to this Section 2(a) and any other documents in the possession of the Dragging Stockholders executed by such Drag-Along Stockholder in connection with the proposed Drag-Along Sale.

(v) Concurrently with the consummation of the Drag-Along Sale, the Dragging Stockholders shall (A) notify the Drag-Along Stockholders thereof, (B) remit to the Drag-Along Stockholders the total consideration for the Shares of the Drag-Along Stockholders transferred pursuant thereto, and (C) promptly after the consummation of the Drag-Along Sale, furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Drag-Along Stockholders.

(vi) Notwithstanding anything contained in this Section 2(a), there shall be no liability on the part of the Dragging Stockholders to the Drag-Along Stockholders if the transfer of the Shares pursuant to this Section 2(a) is not consummated for any reason.

(vii) Notwithstanding anything contained in this Section 2(a), the obligations of the Drag-Along Stockholders to participate in a Drag-Along Sale are subject to the following conditions:

(A) upon the consummation of such Drag-Along Sale, all of the Stockholders participating therein will receive the same form of consideration and shall be subject to all of the same other terms and conditions of such sale (and no such terms and conditions shall be less favorable to the Drag-Along Stockholders than to the Dragging Stockholders) in a manner proportionate to their relative number of Shares being sold; provided, however, that each Drag-Along Stockholder shall only be obligated to make individual representations and warranties with respect to its title to and ownership of the applicable Shares, authorization, execution and delivery of relevant documents, enforceability of such documents against the Drag-Along Stockholder, and other matters relating to such Drag-Along Stockholder, but not with respect to any of the foregoing with respect to any other Stockholders or their Shares; and provided, further, that all representations, warranties, covenants and indemnities shall be made by each of the Dragging Stockholders and each Drag-Along Stockholder severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by each of the Dragging Stockholders and each Drag-Along Stockholder, in each case in an amount not to exceed the aggregate proceeds received by such Dragging Stockholder or Drag-Along Stockholder, as applicable, in connection with the Drag-Along Sale; and

(B) no Drag-Along Stockholder participating therein shall be obligated to pay any expenses incurred in connection with any unconsummated Drag-Along Sale, and each Stockholder shall be obligated to pay only its pro rata share (based on the relative number of Shares being sold) of expenses incurred in connection with a consummated Drag-Along Sale to the extent such expenses are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or another person.

(b) (i) In the event that Stockholders holding greater than fifty percent (50%) of the outstanding Shares (the “Tag-Along Stockholders”) propose to sell, in any transaction or series of related transactions, all or substantially all of their Shares other than to a person described in clauses (a)-(d) of clause (2) of the definition of Permitted Transfer in Section 1(a) (a “Tag-Along Sale”), and the Tag-Along Stockholders do not exercise their rights under Section 2(a), (A) the Tag-Along Stockholders shall provide each other Stockholder notice of the terms and conditions of such proposed transfer (the “Tag-Along Notice”) and offer each other Stockholder the opportunity to participate in such transfer in accordance with this Section 2(b), such Tag-Along Notice to be provided not later than twenty (20) business days prior to the closing of the proposed Tag-Along Sale, and (B) each other Stockholder may elect, at its option, to participate in the proposed transfer in accordance with this Section 2(b) (each such electing Stockholder, a “Tagging Stockholder”).

(ii) The Tag-Along Notice shall identify the consideration for which the transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Sale, including the form of the proposed agreement, if any.

(ii) From the date of its receipt of the Tag-Along Notice, each Tagging Stockholder shall have the right (a “Tag-Along Right”), exercisable by notice (the “Tag-Along Response Notice”) given to the Tag-Along Stockholders within ten business days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along

Stockholders include in the proposed sale the Shares held by such Tagging Stockholder, and the Tag-Along Stockholders shall not be allowed to sell any of their Shares in the proposed sale without the simultaneous sale of all Shares elected to be included by such Tagging Stockholder in accordance with this Section 2(b).

(iii) Each Tag-Along Response Notice shall include wire transfer instructions for payment of the purchase price for the Shares to be sold in such Tag-Along Sale. Each Tagging Stockholder that exercises its Tag-Along Rights hereunder shall deliver to the Tag-Along Stockholders, with its Tag-Along Response Notice, a limited power-of-attorney authorizing the Tag-Along Stockholders to transfer its Shares on the terms set forth in the Tag-Along Notice and all other documents required to be executed in connection with such Tag-Along Sale. Delivery of the Tag-Along Response Notice with such limited power-of-attorney shall constitute an irrevocable acceptance of the terms of the Tag-Along Sale by such Tagging Stockholder.

(iv) If, at the end of a 90-day period after delivery of the Tag-Along Response Notice (which 90-day period shall be extended if any of the transactions contemplated by the Tag-Along Sale are subject to regulatory approval until the expiration of five business days after all such approvals have been received, but in no event later than 120 days following receipt by the Tag-Along Stockholders of the Tag-Along Response Notice), the Tag-Along Stockholders have not completed the transfer of their Shares, along with any Shares being sold by any Tagging Stockholder, on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag-Along Stockholders shall (i) return to each Tagging Stockholder the limited power-of-attorney (and all copies thereof) that such Tagging Stockholder executed and any other documents in the possession of the Tag-Along Stockholders executed by the Tagging Stockholders in connection with the proposed Tag-Along Sale, and (ii) not conduct any transfer of their Shares without again complying with this Section 2(b).

(v) Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Stockholders shall (i) notify the Tagging Stockholders thereof, (ii) remit to the Tagging Stockholders the total consideration for the Shares of the Tagging Stockholders transferred of pursuant thereto, and (iii) promptly after the consummation of the Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Stockholders.

(vi) If at the termination of the Tag-Along Notice Period any Stockholder shall not have elected to participate in the Tag-Along Sale, such Stockholder shall be deemed to have waived its rights under this Section 2(b) with respect to the transfer of its Shares pursuant to such Tag-Along Sale.

(vii) Notwithstanding anything contained in this Section 2(b), there shall be no liability on the part of the Tag-Along Stockholders to the Tagging Stockholders if the transfer of the Shares pursuant to this Section 2(b) is not consummated for whatever reason, provided that the Tagging Stockholders have complied with their notice and other obligations under this Section 2(b). Whether to effect a transfer of Shares by the Tag-Along Stockholders is in the sole and absolute discretion of the Tag-Along Stockholders.

(viii) Notwithstanding anything contained in this Section 2(b), the rights and obligations of the Stockholders to participate in a Tag-Along Sale are subject to the following conditions:

(A) upon the consummation of such Tag-Along Sale, all of the Stockholders participating therein will receive the same form of consideration and shall be subject to all of the same other terms and conditions of such sale (and no such terms and conditions shall be less favorable to the Tagging Stockholders than to the Tag-Along Stockholders) in a manner proportionate to their relative Shares being sold; provided, however, that each Tagging Stockholder shall only be obligated to make individual representations and warranties with respect to its title to and ownership of the applicable Shares, authorization, execution and delivery of relevant documents, enforceability of such documents against the Tagging Stockholder, and other matters relating to such Tagging Stockholder, but not with respect to any of the foregoing with respect to any other Stockholders or their Shares; and provided, further, that all representations, warranties, covenants and indemnities shall be made by each of the Tag-Along Stockholders and each Tagging Stockholder severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by each of the Tag-Along Stockholders and each Tagging Stockholder, in each case in an amount not to exceed the aggregate proceeds received by such Tag-Along Stockholder or Tagging Stockholder, as applicable, in connection with the Tag-Along Sale; and

(B) no Tagging Stockholder participating therein shall be obligated to pay any expenses incurred in connection with any unconsummated Tag-Along Sale, and each Stockholder shall be obligated to pay only its pro rata share (based on the relative number of Shares transferred) of expenses incurred in connection with a consummated Tag-Along Sale to the extent such expenses are incurred for the benefit of all such Stockholders and are not otherwise paid by the Company or another person.

3. Legend. Upon the issuance of certificates representing the Shares subject to this Agreement, the Company shall endorse the following legend on such certificates:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR “BLUE SKY” LAWS. THEY MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ANY SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE OR ANY INTEREST THEREIN IS SUBJECT TO THE

TERMS AND PROVISIONS OF THE STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 22, 2012, BY AND AMONG THE COMPANY AND ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE WITH SECRETARY OF THE COMPANY.

The fact that this legend may not appear on any stock certificate shall not in any way affect the validity, force or effect of this Agreement.

4. Stop-Transfer. The Company shall not effect any transfer of Shares on its books and records until it has received evidence reasonably satisfactory to it that the terms of this Agreement applicable to such transfer have been complied with and until the transferee signs a counterpart of this Agreement agreeing to be bound by the terms and provisions hereof.

5. Board Observer Right. The Stockholders who are not officers or employees of the Company or Affiliates of officers or employees of the Company (collectively, the “Non-Management Stockholders”) may, by a written instrument executed by the Non-Management Stockholders holding a majority of the Shares held by all Non-Management Stockholders (a “Non-Management Majority”), designate one individual to attend meetings of the Board and receive related materials as an observer (the “Board Observer”); provided, however, that the Board Observer shall only be allowed to observe meetings of the full Board and of the Board’s executive committee or other committee serving a similar function (and not any meetings of any other Board committee), and the Board Observer shall in no circumstances have any right to participate in any vote, consent or other action of the Board or any committee thereof; and provided, further, that the Board Observer may be excluded from any Board meeting or portion thereof and may be prohibited from receiving any related materials (i) if the Board determines in good faith that such exclusion is necessary to preserve attorney-client, work product or similar privilege, to comply with the terms and conditions of confidentiality agreements with third parties, or to comply with applicable law, or (ii) if the Board determines in good faith that there exists, with respect to the subject matter of a Board meeting or related materials, an actual or potential conflict of interest between the Board Observer or any Affiliate of the Board Observer and the Company.

6. Limitation on Share Awards. After the date hereof and prior to the consummation of a Qualified IPO, the Company shall not grant any award of Shares, or rights or options with respect to Shares, to any officer, director, employee or consultant of the Company or any of its subsidiaries without the prior approval of a Non-Management Majority; provided, however, that the Company may grant such awards with respect to the number of Shares acquired by the Company from Hunt Pettit for no consideration after the date hereof. For the avoidance of doubt, the foregoing shall not prohibit any such awards made in connection with and substantially contemporaneously with the consummation of a Qualified IPO.

7. Information Rights.

(a) Delivery of Financial Statements. The Company shall deliver to each Stockholder that owns, individually or with such Stockholder’s Affiliates, ten percent (10%) or more of the outstanding Shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) (each, a “Major Stockholder”):

(i) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited by independent public accountants selected by the Board; and

(ii) as as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter and the year to date, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP).

If the Company has any subsidiaries, the obligation of the Company to deliver information as set forth in this Section 7(a) shall be construed to include the equivalent information concerning each of its subsidiaries, which, if required or appropriate under GAAP, may be delivered on a consolidated basis. Notwithstanding anything else in this Section 7(a) to the contrary, the Company may cease providing the information set forth in this Section 7(a) during the period starting with the date sixty (60) days before the good-faith estimate of the Board of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the Securities and Exchange Commission rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 7(a) shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

(b) Inspection. The Company shall permit each Major Stockholder or its representatives, at such Major Stockholder’s expense, to visit and inspect the Company’s properties, examine its books of account and records and discuss the Company’s affairs, finances and accounts with the Company’s officers, during normal business hours of the Company as may be reasonably requested by the Major Stockholder; provided, however, that the Company shall not be obligated pursuant to this Section 7(b) to provide access to any information that it reasonably considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(c) Termination of Information Rights. The covenants set forth in Section 7 shall terminate and be of no further force or effect immediately before but subject to the consummation of a Qualified IPO.

8. Rights to Future Stock Issuances.

(a) Right of First Offer. Without limiting the Company’s obligations under Section 6 and subject to the terms and conditions of this Section 8 and applicable securities laws, if the Company proposes to offer or sell any (i) equity securities of the Company, whether or not currently authorized, (ii) rights, convertible securities, options, or warrants to purchase or otherwise acquire such equity securities, or (iii) securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities, including, without limitation, convertible debt (collectively, “New Securities”), the Company shall first offer such New Securities to each Stockholder, as follows:

(i) The Company shall give written notice (the “Offer Notice”) to each Stockholder, stating (i) its bona fide intention to offer such New Securities, (ii) the total number of such New Securities to be offered (the “Offered New Securities”), and (iii) the price and terms upon which it proposes to offer such New Securities.

(ii) By notification to the Company within fifteen (15) days after the Offer Notice is received, each Stockholder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of the Offered New Securities which equals the proportion that the number of Shares then held by such Stockholder immediately prior to the issuance of the Offered New Securities bears to the total number of Shares of the Company then outstanding immediately prior to the issuance of New Securities (in each case assuming full conversion and/or exercise, as applicable, of all rights, convertible securities, options, or warrants to purchase or otherwise acquire Shares). At the expiration of such fifteen (15) day period, the Company shall promptly notify each Stockholder that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Stockholder”) of any Stockholder’s failure to do likewise. During the fifteen (15) day period commencing after the Company has given such notice, each Fully Exercising Stockholder may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of Offered New Securities specified above, up to that portion of the Offered New Securities for which Stockholders were entitled to subscribe but that were not subscribed for by the Stockholders which is equal to the proportion that the number of Shares then held by such Fully Exercising Stockholder immediately prior to the issuance of the Offered New Securities bears to the total number of Shares of the Company then held immediately prior to the issuance of New Securities by all Fully Exercising Stockholders who wish to purchase or otherwise acquire such unsubscribed shares (in each case assuming full conversion and/or exercise, as applicable, of all rights, convertible securities, options, or warrants to purchase or otherwise acquire Shares). The closing of any sale pursuant to this Section 8(a)(ii) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of Offered New Securities pursuant to Section 8(a)(iii).

(iii) If all Offered New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 8(a)(ii), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 8(a)(ii), offer and sell the remaining unsubscribed portion of such Offered New Securities to any person or entity at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the Offered New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Offered New Securities shall not be offered unless first reoffered to the Stockholders in accordance with this Section 8(a).

(iv) A Stockholder shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates, if any, in such proportions as it deems appropriate. The right of first offer in this Section 8(a) shall not be applicable to (i) Shares, or rights or options with respect to Shares, issued to any officer, director, employee or consultant of the Company or any of its subsidiaries in accordance with Section 6 or (ii) Shares issued in a Qualified IPO.

(b) Termination. The covenants set forth in Section 8(a) shall terminate and be of no further force or effect immediately before but subject to the consummation of a Qualified IPO.

9. Subsequent Stockholders. All subsequent Stockholders of the Company shall be required to execute this Agreement, and all Shares held by such subsequent Stockholders shall be subject to the terms hereof.

10. Modification and Waiver. The parties may amend, modify, supplement or terminate this Agreement by a vote of the holders of at least sixty-seven percent (67%) of the outstanding Shares in such manner as may be agreed upon by them in writing at any time; provided, however, that no such amendment that materially and adversely affects the rights of any Stockholder shall be binding on such Stockholder without such Stockholder’s consent. Any party may by an instrument in writing extend the time for or waive the performance of any of the obligations of the other or waive compliance by the other with any of the provisions contained herein. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party’s right at a later date to enforce the same. No waiver by any party of a breach of this Agreement, whether by conduct or otherwise, in any one or more instances shall be construed as a further or continuing waiver of such breach or a waiver of any condition or of any other breach of this Agreement.

11. Qualified IPO. If the Board approves the sale in an underwritten public offering registered under the Securities Act of equity securities of the Company (or a successor) with reasonably anticipated net proceeds to the Company (or such successor) of $20 million or more (a “Qualified IPO”), the Stockholders shall take all necessary or desirable actions reasonably requested by the Board in connection with the consummation of such Qualified IPO, including, without limitation, (i) voting of all Shares held by the Stockholders in favor of approval of such Qualified IPO (to the extent a vote of the stockholders of the Company is required or requested by the Board) and (ii) compliance with the requirements of all laws and regulatory bodies that are applicable or that have jurisdiction over such Qualified IPO. If the managing underwriters in a Qualified IPO advise the Company in writing that in their opinion the Company’s capital structure would adversely affect the marketability of the offering, each Stockholder shall consent to and vote for a recapitalization, reorganization or exchange (each, a “Recapitalization”) of any class of the Company’s equity securities into another class of or number of securities of the Company or a successor that the managing underwriters and the Board find acceptable and shall take all necessary and desirable actions in connection with the consummation of such Recapitalization; provided that each Stockholder shall receive the same type and proportionate amount of any such securities and shall be subject to the same restrictions on lock-up and transferability unless otherwise agreed to by the Stockholders. If requested by the managing underwriters in a Qualified IPO, each Stockholder shall execute customary lock-up agreements with respect to their Shares and/or any securities received by them in any attendant Recapitalization.

12. Confidentiality. Each Stockholder agrees that, except as required by law or consented to in writing by the Company, it will, and will cause its directors, officers, employees, representatives and/or agents (collectively, “Representatives”) to, keep strictly confidential all information concerning the Company or its business, properties or plans; provided, however, that the foregoing shall not apply to (a) any Stockholder in such Stockholder’s capacity as an officer or director of the Company, (b) any information that is or becomes generally available to the public (other than as a result of a disclosure directly or indirectly by such Stockholder or its Representatives in violation hereof), or (c) any information the disclosure of which is required by law, provided that the Stockholder promptly notifies the Company of, and takes reasonable steps to minimize the extent of, any such required disclosure.

13. Notices. Any and all notices, requests, consents or other communications permitted or required to be given under the terms of this Agreement shall be in writing and shall be deemed received (a) if given by facsimile transmission, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid, three (3) business days after being deposited in the United States mails, and (c) if given by Federal Express service or other means, when received or personally delivered. The mailing address and facsimile number of each of the parties is as follows:

(a)	If to the Company:	Energy & Exploration Partners, Inc. Attn: General Counsel Two City Place, Suite 1700 100 Throckmorton Fort Worth, Texas 76102 Facsimile: 817-533-9840

(b) If to the Stockholders, at the addresses and facsimile numbers reflected on Exhibit A attached hereto, or at such other address and/or facsimile number for any Stockholder as has been provided to the Company in writing by such Stockholder and is reflected in the Company’s books and records.

The address and facsimile number of any party may be changed by notice given in the manner provided in this Section.

14. Non-assignment. This Agreement shall not be assignable by any party without the written consent of all other parties hereto; provided, however, any Stockholder may assign its rights and obligations hereunder to any person to which it transfers any Shares in compliance with this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs and personal representatives of the parties hereto.

15. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

16. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements or understandings (whether written or oral), with respect to the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

17. Headings. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

19. Severability. If any provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not invalidate the entire Agreement. Instead, such provision shall be deemed to be modified to the extent necessary to render it valid and enforceable and if no such modification shall render it valid and enforceable then the Agreement shall be construed as if not containing such provision.

20. Time of the Essence. Time is of the essence with respect to this Agreement.

21. No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

22. Termination of Entire Agreement. This Agreement shall terminate and be of no further force or effect upon the earlier of the consummation of a Qualified IPO or the consummation of a Sale of the Company. A “Sale of the Company” shall mean the occurrence of (i) the consummation of any stock sale or consolidation, merger, plan of share exchange or other similar transaction involving the Company (any such transaction, a “Change of Control-Sale”) as a result of which the holders of outstanding securities of the Company having the right to vote for the election of directors thereof (“Voting Securities”) immediately prior to the Change of Control-Sale do not continue to hold at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the surviving or continuing corporation immediately after the Change of Control-Sale, disregarding any Voting Securities issued or retained by such holders in respect of securities of any other party to the Change of Control-Sale; or (ii) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company to a third party that is not an Affiliate.

EXECUTED and delivered on the date first above written.

ENERGY & EXPLORATION PARTNERS, INC.

By:
Name: Hunt Pettit
Title: President and Chief Executive Officer

[STOCKHOLDERS]

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of the 22nd day of August, 2012 by and among Energy & Exploration Partners, Inc., a Delaware corporation (the “Company”), and each of the other signatories hereto who are all of the owners of the capital stock of the Company on the date hereof (collectively, the “Stockholders”).

Section 1.	Definitions

Unless otherwise defined herein, as used in this Agreement, the following terms have the following meanings:

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means a registration statement filed on Form S-3 (or successor form or other appropriate form under the Securities Act) by a WKSI pursuant to General Instruction I.D. (or other successor or appropriate instruction) of such form.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are authorized or obligated by law to close.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means shares of common stock of the Company, $0.01 par value per share.

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Entity” means any corporation, limited liability company, general partnership, limited partnership, venture, trust, business trust, unincorporated association, estate or other entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the Securities Act.

“Holder” means any Stockholder and any Person to whom rights hereunder are assigned in accordance with Section 9 for so long as any such Person continues to own Registrable Common Stock.

“Initiating Holder(s)” has the meaning set forth in Section 2(a).

“IPO” means (i) the Company’s initial public officering of securities pursuant to an effective registration statement under the Securities Act, or (ii) any other transaction pursuant to which a class of equity securities of the Company becomes registered under Section 12 of the Exchange Act.

“Permitted Free Writing Prospectus” has the meaning set forth in Section 3.

“Person” means any individual or Entity.

“Prospectus” has the meaning set forth in Section 5(a).

“Registering Stockholder” means any Holder of Registrable Common Stock giving the Company a notice pursuant to Section 2 or Section 3 hereof requesting that Registrable Common Stock owned by it be included in a proposed registration.

“Registrable Common Stock” means the shares of Common Stock owned by the Holders on the date hereof, and any shares or other securities issued in respect of such shares of Registrable Common Stock because of or in connection with any stock dividend, stock distribution, stock split or purchase in any rights offering or in connection with any exchange for or replacement of such shares of Registrable Common Stock or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the shares of Registrable Common Stock, other than any such shares (a) sold by a Holder in a transaction in which the Holder’s rights under this Agreement are not assigned pursuant to Section 9, (b) sold pursuant to an effective registration statement under the Securities Act, or (c) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act (including transactions under Rule 144 or a successor thereto) so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale. Shares of restricted Common Stock issued to Stockholders under the Company’s 2012 Stock Incentive Plan shall constitute Registrable Common Stock upon the vesting of such restricted Common Stock in accordance with the terms of the awards of such restricted Common Stock and the 2012 Stock Incentive Plan.

“Registration Expenses” means, except for Selling Expenses (as hereinafter defined), all expenses incurred in effecting any registration pursuant to this Agreement, including all registration, qualification and filing fees, listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, accountants’ fees and expenses including those related to any special audits incident to or required by any such registration and the reasonable fees and disbursements of one special legal counsel to represent all of the Holders together.

“Registration Statement” has the meaning set forth in Section 5(a).

“Rule 144” has the meaning set forth in Section 8.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the securities sold in a transaction or transactions registered on behalf of the Holders.

“Shelf Registration Statement” shall mean a registration statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering shares of Registrable Common Stock.

“Stockholders” has the meaning set forth in the preamble.

“Stockholders Agreement” means the Stockholders Agreement dated the date hereof among the Company and the Stockholders, as amended and supplemented from time to time.

“Violation” has the meaning set forth in Section 7(a).

“WKSI,” or a well-known seasoned issuer, has the meaning set forth in Rule 405 under the Securities Act.

Section 2.	Demand Registration Rights

(a) General. If the Company shall receive from any Holder(s) holding at least 20% of the then outstanding shares of Registrable Common Stock, at any time after 180 days after the date of the completion of an IPO, a written request that the Company file a registration statement with respect to any of such Holder’s shares of Registrable Common Stock (the sender(s) of such request or any similar request pursuant to this Agreement shall be known as the “Initiating Holder(s)”), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2, use its reasonable best efforts to effect, as soon as reasonably practicable (and in any event within sixty (60) days after the date such request is given by the Initiating Holders), the registration under the Securities Act of the offer and sale of all shares of Registrable Common Stock that the Holders request to be registered. Notwithstanding anything to the contrary in this Agreement, the Initiating Holders may request that the Company register the sale of such Registrable Common Stock on an appropriate form, including a Shelf Registration Statement (so long as the Company is eligible to use Form S-3) and, if the Company is a WKSI, an Automatic Shelf Registration Statement. The Company shall not be obligated to take any action to effect any such registration:

(i)	after it has effected five such registrations pursuant to this Section 2, and such registrations have been declared or ordered effective;

(ii) within six months after a registration pursuant to this Section 2 that has been declared or ordered effective;

(iii) during the period starting with the date 60 days prior to its good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a Company-initiated registration pursuant to which Holders would have piggyback registration rights pursuant to Section 3 hereof, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iv) where the anticipated aggregate offering price of all securities included in such offering is less than (A) $10,000,000, in the event such registration is effected through the filing of a Registration Statement on Form S-1 (or any successor form under the Securities Act), or (B) $5,000,000, in the event such registration is effected through the filing of a Registration Statement on Form S-3 (or any successor or other form under the Securities Act other than Form S-1); or

(v) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the board of directors of the Company it would be seriously detrimental to the Company and its equity holders for such registration statement to be filed at the time filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holder(s), provided that the Company shall not defer its obligation in this manner more than once in any twelve month period.

(b) Underwriting. In the event that the Initiating Holders elect to conduct an underwritten offering of Registrable Common Stock pursuant to a registration statement filed pursuant to paragraph (a) of this Section 2, the Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the Registering Stockholders holding a majority of the shares of Registrable Common Stock requested to be included in such registration and underwriting. Notwithstanding any other provision of this Section 2, if the underwriter advises the Registering Stockholders in writing that marketing factors require a limitation of the number of shares to be underwritten, the number of shares of Registrable Common Stock that may be included in the registration and underwriting shall be allocated among all Registering Stockholders in proportion, as nearly as practicable, to the respective amounts of Registrable Common Stock requested by such Registering Stockholders to be included in such registration and underwriting.

If any Holder of Registrable Common Stock disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holder(s). If by the withdrawal of such Registrable Common Stock a greater number of shares of Registrable Common Stock held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Common Stock in the registration the right to include additional Registrable Common Stock in the same proportion used in determining the shares that may be included pursuant to the first paragraph of this Section 2(b). If the underwriter has not limited the number of shares of Registrable Common Stock to be underwritten, the Company may include securities for its own account if the underwriter so agrees and if the number of shares of Registrable Common Stock which would otherwise have been included in such registration and underwriting will not thereby be limited.

Section 3.	Piggyback Registrations

(a) General. If, at any time or from time to time after the date of the completion of an IPO, the Company shall determine to register the offer and sale of any of its securities for its own account or the account of a stockholder or stockholders exercising their respective demand registration rights (other than a registration pursuant to Section 2 or a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) in connection with an underwritten offering of its securities for cash on a form which would permit the registration of Registrable Common Stock, the Company will:

(i)	promptly (and in any event no later than twenty (20) days prior to the filing of any Registration Statement in connection with such offering) give to each Holder written notice thereof; and

(ii) include in such registration and in the underwriting involved therein, all the Registrable Common Stock specified in a written request or requests, made within ten days after giving of such written notice by the Company, by any Holders (except that (A) if the underwriter determines that marketing factors require a shorter time period and the Company so informs each Holder in the applicable written notice, such written request or requests must be made within five days and (B) in the case of an “overnight” offering or a “bought deal,” such written request or requests must be made within one Business Day), except as set forth in Section 3(b); provided, however, that the Company may withdraw any registration statement described in this Section 3 at any time before it becomes effective, or postpone or terminate the offering of securities under such registration statement, without obligation or liability to any Holder.

(b) Underwriting. The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in the underwriting and the inclusion of such Holder’s Registrable Common Stock in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Common Stock through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Registering Stockholders whose securities would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Common Stock that may be included in the registration and underwriting shall be allocated among all Registering Stockholders in proportion, as nearly as practicable, to the respective amounts of Registrable Common Stock requested by such Registering Stockholders to be included in such registration and underwriting, or, if so determined by the underwriter, all Registrable Common Stock shall be excluded from such registration and underwriting; provided, however, that in no event shall the amount of securities of the Registering Stockholders included in the offering be reduced unless the amount of securities of all other selling equity holders included in the offering are proportionately reduced.

If any Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. If by the withdrawal of such Registrable Common Stock a greater number of shares of Registrable Common Stock held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Common Stock in the registration the right to include additional shares of Registrable Common Stock in the same proportion used in determining the shares that may be included pursuant to the first paragraph of this Section 3(b).

Section 4.	Selection of Counsel; Registration Expenses

(a) The Holders of a majority of the shares of Registrable Common Stock included in any registration pursuant to Section 2 or 3 hereof shall have the right to designate legal counsel to represent all of the Holders in connection therewith.

(b) All Registration Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Section 2 or 3 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by the Holders shall be borne by the holders of such securities pro rata on the basis of the number of shares so sold.

Section 5.	Further Obligations

(a) In connection with any registration of the offer and sale of shares of Registrable Common Stock under the Securities Act pursuant to this Agreement, the Company will consult with the Registering Stockholders concerning the form of underwriting agreement (and shall provide to each Registering Stockholder the form of underwriting agreement prior to the Company’s execution thereof) in the case of an underwritten offering and shall provide to each Registering Stockholder and its representatives such other documents (including correspondence with the Commission with respect to the registration statement and the related securities offering) as such Registering Stockholder shall reasonably request in connection with its participation in such registration. The Company will furnish to each Registering Stockholder as far in advance as reasonably practicable before filing a Registration Statement or any supplement or amendment thereto or any prospectus forming a part of such Registration Statement (including any preliminary prospectus and any amendments or supplements thereto, the “Prospectus”), upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Registering Stockholder the opportunity to object to any information pertaining to such Registering Stockholder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Registering Stockholder with respect to such information prior to filing such document. In the event that the Company prepares and files with the Commission a registration statement on any appropriate form under the Securities Act (a “Registration Statement”) providing for the sale of Registrable Common Stock held by any Registering Stockholder pursuant to its obligations under this Agreement, the Company will:

(i) prepare and file with the Commission such Registration Statement with respect to such Registrable Common Stock, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and keep such Registration

Statement effective until the Registering Stockholders have completed the distribution described in such Registration Statement or until all shares of Registrable Common Stock covered by such Registration Statement have ceased to be Registrable Common Stock;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the participating Holder or Holders thereof set forth in such Registration Statement or supplement to such Prospectus;

(iii) promptly notify the Registering Stockholders and the managing underwriters, if any, (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission or any state securities commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv) use reasonable best efforts to promptly obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

(v) if requested by the managing underwriters or a Registering Stockholder, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or the Registering Stockholders holding a majority of the Registrable Common Stock being sold by Registering Stockholders agree should be included therein relating to the sale of such Registrable Common Stock, including without limitation information with respect to the amount of Registrable Common Stock being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Common Stock to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vi) furnish to such Registering Stockholder and each managing underwriter at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) (provided, however, that any such document made available by the Company through EDGAR shall be deemed so furnished);

(vii) deliver to such Registering Stockholders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto and any Permitted Free Writing Prospectus as such persons or entities may reasonably request;

(viii) prior to any public offering of Registrable Common Stock, register or qualify or cooperate with the Registering Stockholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Common Stock for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Registering Stockholder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Common Stock covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so required to be qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(ix) cooperate with the Registering Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Common Stock to be sold pursuant to such Registration Statement and not bearing any restrictive legends, and enable such Registrable Common Stock to be in such denominations and registered in such names as the managing underwriters may request at least one Business Day prior to any sale of Registrable Common Stock to the underwriters;

(x) if any fact described in subparagraph (iii)(E) above exists, promptly prepare and file with the Commission a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that the Registration Statement and the Prospectus, as thereafter delivered to the purchasers of the Registrable Common Stock being sold thereunder, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(xi) cause all Registrable Common Stock covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(xii) provide a transfer agent and registrar and a CUSIP number for all Registrable Common Stock included in such Registration Statement, not later than the effective date of the applicable Registration Statement;

(xiii) enter into such agreements (including an underwriting agreement in form reasonably satisfactory to the Company) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Common Stock, including customary participation of management;

(xiv) in the case of an underwritten offering, use its commercially reasonable efforts to furnish or cause to be furnished to the Registering Stockholders and the underwriters a signed counterpart, addressed to the Registering Stockholders and the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to the underwriters; (ii) a “comfort” letter, dated the date of the underwriting agreement and the date of each closing under the underwriting agreement, signed by the independent registered public accounting firm that has certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities, and such other financial matters as the underwriters may reasonably request and customarily obtained by underwriters in underwritten offerings, provided that, to be an addressee of the comfort letter, the Registering Stockholders may be required to confirm that they are in the category of persons to whom a comfort letter may be delivered in accordance with applicable accounting literature; and (iii) a “comfort” letter, dated the date of the underwriting agreement and the date of each closing under the underwriting agreement, signed by the independent petroleum engineering firm that has evaluated the Company’s oil and gas reserves included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of its evaluation of such oil and gas reserves, as are customarily covered in engineers’ letters delivered to underwriters in underwritten public offerings of securities, and such other related matters as the underwriters may reasonably request and customarily obtained by underwriters in underwritten offerings; and

(xv) make available for inspection by a representative of the Registering Stockholders whose Registrable Common Stock is being sold pursuant to such Registration Statement, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such Registering Stockholders or underwriter, all financial and other records and any pertinent corporate documents and properties of the Company reasonably requested by such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are reasonably determined by the Company to be, and are designated by the Company in writing as, confidential shall be kept confidential by such persons or entities unless disclosure of such records, information or documents is required by court or administrative order.

(b) Notwithstanding anything to the contrary in this Agreement, to the extent the Company is a WKSI, at the time any Registrable Common Stock is registered pursuant to Section 2 hereof, and the Initiating Holders so request, the Company shall file an Automatic Shelf Registration Statement which covers those shares of Registrable Common Stock which are requested to be registered within five Business Days after receipt of such request. If the Company does not pay the filing fee covering the shares of Registrable Common Stock at the time the Automatic Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the shares of Registrable Common Stock are to be sold. If the Automatic Shelf Registration Statement has been outstanding for at least three years, at the end of the third year the Company shall file a new Automatic Shelf Registration Statement covering the shares of Registrable Common Stock. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to file a new Shelf Registration Statement on Form S-3 (or amend the Automatic Shelf Registration Statement to a form that the Company is eligible to use) and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

(c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of an event of the kind described in Section 5(a)(iii)(B) through Section 5(a)(iii)(E), such Holder will immediately discontinue disposition of shares of Registrable Common Stock pursuant to the applicable Shelf Registration Statement until such stop order is vacated or such Holder receives a copy of the supplemented or amended Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the reasonable expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such shares of Registrable Common Stock at the time of receipt of such notice.

Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Registrable Common Stock, in each case without the prior express written consent of the Company and, in connection with any underwritten offering, the underwriters. Any such Free Writing Prospectus consented to by, or any Free Writing Prospectus prepared by or on behalf of or otherwise used or referred to by, the Company or the underwriters, as the case may be, is referred to herein as a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus (as defined in Rule 433 of the Securities Act), including in respect of timely filing with the Commission, legending and record keeping.

Section 6.	Further Information Furnished by Holders

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2 through 5 that the Holders shall furnish to the Company such information regarding themselves, the Registrable Common Stock held by them, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the offer and sale of their Registrable Common Stock.

Section 7.	Indemnification

In the event any shares of Registrable Common Stock are included in a registration statement under Section 2 or 3:

(a) The Company will indemnify and hold harmless each Holder, each of the officers, directors, managers, shareholders, members, partners, employees and agents of each Holder and each Person, if any, who controls such Holder within the meaning of the Securities Act or

Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or in any Permitted Free Writing Prospectus; the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or any violation or alleged violation by the Company or any officer, director, employee, advisor or affiliate thereof of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company will reimburse each such Holder, officer, director, manager, shareholder, member, partner, employee, agent or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned, delayed or denied), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder.

(b) To the extent permitted by law, each Holder will, if shares of Registrable Common Stock held by such Person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act and any other Holder selling securities in such registration statement and each of its officers, directors, managers, shareholders, members, partners, employees and agents or any Person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such other Holder, officer, director, manager, shareholder, member, partner, employee, agent or controlling Person may became subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration, and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such underwriter, other Holder, officer, director, manager, shareholder, member, partner, employee, agent or controlling Person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned, delayed or denied); and provided, that in no event shall any indemnity under this Section 7(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or if the indemnified party shall have been advised by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of any indemnified party to notify an indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 7 only to the extent that such failure to give notice shall materially prejudice the indemnifying party in the defense of any such claim or any such litigation, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

(d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any loss, claim, damage or liability that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of fraudulent misrepresentation; and in no event shall any contribution by a Holder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and the Holders under this Section 7 shall survive completion of any offering of Registrable Common Stock pursuant to a registration statement, the expiration of any rights hereunder and the termination of this Agreement.

Section 8.	Rule 144 Reporting

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a) make and keep public information available (as those terms are understood and defined in Rule 144) at all times after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) furnish to any Holder, forthwith upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (provided, however, that any such report or document described in this subsection (ii) made available by the Company through EDGAR shall be deemed so furnished), and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

Section 9.	Assignment of Rights

For so long as this Agreement is in effect, the rights to cause the Company to register Registrable Common Stock pursuant to Section 2 or 3 may only be assigned to (i) a person referred to in clauses (a) - (e) of clause (2) of the definition of Permitted Transfer in the Stockholders Agreement or (ii) any other assignee that will hold 5% or more of the issued and outstanding shares of Common Stock following such assignment, without the prior consent of the Company. Subject to the foregoing, any assignment pursuant to this Section 9 shall be conditioned upon written notice to the Company identifying the name and address of the assignee and any other material information as to the identity of such assignee as may be reasonably requested and to compliance with the Stockholders Agreement to the extent applicable. Notwithstanding anything to the contrary contained in this Section 9 but subject to the terms of the Stockholders Agreement, any Holder may elect to transfer all or a portion of its Registrable Common Stock to any third party (to the extent such transfer is otherwise permissible) without assigning its rights hereunder with respect thereto; provided, that in any such event all rights under this Agreement with respect to the Registrable Common Stock so transferred shall cease and terminate.

Section 10.	Amendment of Registration Rights

Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the then outstanding Registrable Common Stock. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder and the Company; provided, however, that no such amendment that materially and adversely affects the rights of any Holder shall be binding on such Holder without such Holder’s consent. Notwithstanding the foregoing, the Company may, without the consent of any Holder, amend this Agreement solely for the purpose of adding as a Stockholder party to this Agreement, and granting to such person the registration rights provided hereunder, any person who acquires shares of Common Stock from the Company prior to the consummation of an IPO.

Section 11.	Expiration, Termination and Delay of Registration

(a) A Holder’s registration rights hereunder shall expire at such time as all shares of Registrable Common Stock held by such Holder cease to be Registrable Common Stock.

(b) The Company shall have no further obligations pursuant to this Agreement at such time as no shares of Registrable Common Stock are outstanding after their original issuance; provided, that the Company’s obligations under Sections 4, 7 and 14 (and any related definitions) shall remain in full force and effect following such time.

(c) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

Section 12.	Limitations on Subsequent Registration Rights

From and after the date hereof, the Company may, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which provides such holder or prospective holder of securities of the Company comparable, but not materially more favorable, registration rights to those granted to the Holders hereby.

Section 13.	“Market Stand-off” Agreement

Each Holder hereby agrees that it will not, to the extent requested by the Company and any underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Common Stock, except securities included in such registration, during a period, not to exceed 180 days, following the date of the final prospectus for a firm commitment underwritten offering of Common Stock by the Company, and it will enter into agreements with the managing underwriters, if any, in connection with any such sale to give effect to the foregoing; provided, however, that all other Persons with registration rights (whether or not pursuant to this Agreement) and all executive officers and directors of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Common Stock of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

Section 14.	Miscellaneous

(a) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices, provided that notices of a change of address shall be effective only upon receipt thereof).

If to the Company, at:

Energy & Exploration Partners, Inc.

Attn: General Counsel

Two City Place, Suite 1700

100 Throckmorton

Fort Worth, Texas 76102

If to any Holder of Registrable Common Stock, to such Person’s address as set forth on the records of the Company.

(b) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

(e) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(f) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to Registrable Common Stock. This Agreement supersedes all prior written or oral agreements and understandings between the parties with respect to such subject matter.

(g) Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of Holders of a specified percentage of Registrable Common Stock is required hereunder, Registrable Common Stock held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(h) Termination. This Agreement shall terminate when no shares of Registrable Common Stock remain outstanding; provided that Sections 4 and 7 and this Section 14 shall survive any termination hereof.

(i) Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Common Stock for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

[Signatures on Following Page]

EXECUTED and delivered on the date first above written.

ENERGY & EXPLORATION PARTNERS, INC.

By:
Name: Hunt Pettit
Title: President and Chief Executive Officer

[STOCKHOLDERS]

Attachment 1 – Boswell Wueste Letter Agreement

See attached.

Letter Agreement

4/25/2011

Mrs. Janice Boswell Wueste

2845 Manorwood Tr.

Fort Worth, TX, 76109

Dear Mrs. Wueste,

This letter agreement shall set out the terms of the letter agreement between JANICE BOSWELL WUESTE (“INVESTOR”) and Energy &Exploration Partners, LLC (“ENEXP”) regarding certain Investment funds.

WHEREAS, ENEXP has offered and INVESTOR has accepted an opportunity on to invest certain monies in order to participate in ENEXP projects. Said project being more specifically described as the acquisition of Oil &Gas Leases in the Niobrara Shale formation located in the DJ Basin of Northern Colorado and South Eastern Wyoming.

ENEXP has revealed to INVESTOR certain proprietary and confidential information regarding an upcoming transaction regarding ENEXP assets in the Niobrara Shale play. It is further anticipated that this transaction shall culminate in the month of June, 2011. INVESTOR has agreed that in order to participate in the potential upside of this transaction he shall commit one hundred twenty five thousand dollars ($125,000.00) to the general ledger of ENEXP. As consideration for such funds INVESTOR shall participate in the profits of the Niobrara divestiture.

ENEXP shall, at its sole discretion, manage, direct, invest and deploy funds delivered and invested in it by INVESTOR to in the manner in which ENEXP sees fit and that is congruent with ENEXP’s business model and standard operating procedures, more particularly ENEXP shall invest the funds directly in the acquisition of leasehold in shale plays and tight oil plays.

Returns on the investment shall be calculated as follows: (1) INVESTOR investment funds shall be added to the general ledger of ENEXP and shall participate in the ENEXP projects on a pro-rata share, based upon Net Returns of the entire overall Niobrara Project as of the date of investment, (2) the date of investment shall for the purposes of this letter be April 1,2011 but shall be effective as of the date of first acquisition by ENEXP of leasehold in the Niobrara play, (3) one hundred percent, (100.00%) of INVESTOR’S capital investment shall be returned before any incentive fees shall be due or earned by ENEXP, (4) ENEXP shall receive an incentive fee based upon the performance of the investment as follows; (a) return on investment of 0 to 100% ENEXP Incentive Fee shall be 20%; (b) return on investment 100% to 150%, ENEXP incentive fee shall be 25%; (c) return on investment greater than 150%, ENEXP incentive fee shall be 30%, (d) Net returns shall be calculated as follows, Gross ENEXP

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Proceeds from Niobrara divestiture less all costs of acquisition and any fees associated with the project, including attorney’s fees. TAXES SHALL NOT BE DEDUCTED FROM INVESTOR’S proceeds by ENEXP, (e) ENEXP has not offered nor provided, nor has INVESTOR accepted any tax advice regarding this investment. Any and all tax liabilities resulting from INVESTOR’s participation in this investment shall be at INVESTOR’s sole cost, liability and expense and ENEXP shall have no liability or responsibility whatsoever for Investor’s taxation consequences, (f) ENEXP shall distribute all proceeds from the Niobrara transaction no later than thirty (30) days from the date on which the Niobrara transaction is closed and funds representing gross proceeds have been received in ENEXP’s account.

This Agreement shall be interpreted and governed by the laws of the state of Texas without application of any conflict of laws rules or principles that might apply the laws of another state.

This Agreement may not be amended except by written instrument signed by both Parties, and no waiver shall be enforceable against any party unless evidenced by a written instrument signed by the party against which enforcement is sought.

The Parties agree that any and all controversies or claims arising out of or relating to this Agreement (the “Dispute”) will be submitted to final and binding 30-day arbitration in Dallas, Texas pursuant to the Commercial Rules of the American Arbitration Association as in effect from time to time. The Parties further agree that in the absence of a governing provision, the panel is authorized to supply or to decide “reasonable terms” to carry out the purpose of this Agreement, including any modification or change to any existing provision that conflicts or impedes the principal purpose of this Agreement. The decision by a majority of the arbitrators will be reduced to writing and will be final, binding and conclusive; in addition, the right to contest the determination will cease and terminate and be of no further force and effect. Judgment upon any award made by the arbitrators may be enforced in any court having jurisdiction over the person or the assets of the Party against whom the award is made. The Parties agree that any Party requesting arbitration of any Dispute under this Section must give formal written notice of the Party’s demand for arbitration (“Arbitration Notice”). There will be three arbitrators, one to be chosen by Owners, one to be chosen by Participant and the third arbitrator to be selected by the two arbitrators so chosen. The Parties will select their respective arbitrators within fifteen (15) days following receipt of the Arbitration Notice, and the two arbitrators will select the third arbitrator within fifteen (15) days following his appointment. If a Party or the arbitrators fails or refuses to timely select an arbitrator, only the arbitrators selected will serve as the arbitrators hereunder. The Parties further agree that each Party may be represented by counsel in any proceeding under this Section, and that all expenses and fees incurred in connection with any proceeding under this Section will be paid by the non-prevailing party (as determined by the arbitrators). The arbitrators will have twenty (20) days from the date of the last arbitrator’s selection to render a decision. Each Party to this Agreement consents, on behalf of itself and its successors and assigns, to such binding arbitration in accordance with the terms of this Section. Furthermore, the Parties agree that venue will reside in Dallas, Texas for all purposes. The duty to arbitrate will survive the termination of this Agreement.

RISK/DISCLAIMER: An investment in ENEXP involves a high degree of risk and is suitable only for persons who can bear the economic risk of the loss of their investment, who have limited need for liquidity in their investment and who either are sophisticated persons in connection with financial and business matters or are represented by such a person.

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ACCREDITED INVESTOR: INVESTOR certifies that he is an accredited investor according to the guidelines as set forth in “accredited investors” as defined in Regulation D promulgated under the Securities Act and (ii) “qualified clients”, as defined in the Investment Advisers Act of 1940, as amended, and the rules thereunder qualify as a “qualified client”.

Accepted and Agreed to this 25 day of April, 2011.

/s/ Janice Boswell Wueste	Energy & Exploration Partners, LLC
JANICE BOSWELL WUESTE

/s/ Hunt Pettit
Hunt Pettit, Managing Member

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Attachment 2 – Wueste Letter Agreement

See attached.

Letter Agreement

4/25/2011

Mr. Edward A. Wueste

2845 Manorwood Tr.

Fort Worth, TX, 76109

Dear Mr. Wueste,

This letter agreement shall set out the terms of the letter agreement between EDWARD A. WUESTE (“INVESTOR”) and Energy &Exploration Partners, LLC (“ENEXP”) regarding certain Investment funds.

WHEREAS, ENEXP has offered and INVESTOR has accepted an opportunity on to invest certain monies in order to participate in ENEXP projects. Said project being more specifically described as the acquisition of Oil &Gas Leases in the Niobrara Shale formation located in the DJ Basin of Northern Colorado and South Eastern Wyoming.

ENEXP has revealed to INVESTOR certain proprietary and confidential information regarding an upcoming transaction regarding ENEXP assets in the Niobrara Shale play. It is further anticipated that this transaction shall culminate in the month of June, 2011. INVESTOR has agreed that in order to participate in the potential upside of this transaction he shall commit twenty five thousand dollars ($25,000.00) to the general ledger of ENEXP. As consideration for such funds INVESTOR shall participate in the profits of the Niobrara divestiture.

ENEXP shall, at its sole discretion, manage, direct, invest and deploy funds delivered and invested in it by INVESTOR to in the manner in which ENEXP sees fit and that is congruent with ENEXP’s business model and standard operating procedures, more particularly ENEXP shall invest the funds directly in the acquisition of leasehold in shale plays and tight oil plays.

Returns on the investment shall be calculated as follows: (1) INVESTOR investment funds shall be added to the general ledger of ENEXP and shall participate in the ENEXP projects on a pro-rata share, based upon Net Returns of the entire overall Niobrara Project as of the date of investment, (2) the date of investment shall for the purposes of this letter be April 1,2011 but shall be effective as of the date of first acquisition by ENEXP of leasehold in the Niobrara play, (3) one hundred percent, (100.00%) of INVESTOR’S capital investment shall be returned before any incentive fees shall be due or earned by ENEXP, (4) ENEXP shall receive an incentive fee based upon the performance of the investment as follows; (a) return on investment of 0 to 100% ENEXP Incentive Fee shall be 20%; (b) return on investment 100% to 150%, ENEXP incentive fee shall be 25%; (c) return on investment greater than 150%, ENEXP incentive fee shall be 30%, (d) Net returns shall be calculated as follows, Gross ENEXP Proceeds from Niobrara divestiture less all costs of acquisition and any fees associated with the project, including attorney’s fees. TAXES SHALL NOT BE DEDUCTED FROM INVESTOR’S proceeds by

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ENEXP, (e) ENEXP has not offered nor provided, nor has INVESTOR accepted any tax advice regarding this investment. Any and all tax liabilities resulting from INVESTOR’s participation in this investment shall be at INVESTOR’s sole cost, liability and expense and ENEXP shall have no liability or responsibility whatsoever for Investor’s taxation consequences, (f) ENEXP shall distribute all proceeds from the Niobrara transaction no later than thirty (30) days from the date on which the Niobrara transaction is closed and funds representing gross proceeds have been received in ENEXP’s account.

This Agreement shall be interpreted and governed by the laws of the state of Texas without application of any conflict of laws rules or principles that might apply the laws of another state.

This Agreement may not be amended except by written instrument signed by both Parties, and no waiver shall be enforceable against any party unless evidenced by a written instrument signed by the party against which enforcement is sought.

The Parties agree that any and all controversies or claims arising out of or relating to this Agreement (the “Dispute”) will be submitted to final and binding 30-day arbitration in Dallas, Texas pursuant to the Commercial Rules of the American Arbitration Association as in effect from time to time. The Parties further agree that in the absence of a governing provision, the panel is authorized to supply or to decide “reasonable terms” to carry out the purpose of this Agreement, including any modification or change to any existing provision that conflicts or impedes the principal purpose of this Agreement. The decision by a majority of the arbitrators will be reduced to writing and will be final, binding and conclusive; in addition, the right to contest the determination will cease and terminate and be of no further force and effect. Judgment upon any award made by the arbitrators may be enforced in any court having jurisdiction over the person or the assets of the Party against whom the award is made. The Parties agree that any Party requesting arbitration of any Dispute under this Section must give formal written notice of the Party’s demand for arbitration (“Arbitration Notice”). There will be three arbitrators, one to be chosen by Owners, one to be chosen by Participant and the third arbitrator to be selected by the two arbitrators so chosen. The Parties will select their respective arbitrators within fifteen (15) days following receipt of the Arbitration Notice, and the two arbitrators will select the third arbitrator within fifteen (15) days following his appointment. If a Party or the arbitrators fails or refuses to timely select an arbitrator, only the arbitrators selected will serve as the arbitrators hereunder. The Parties further agree that each Party may be represented by counsel in any proceeding under this Section, and that all expenses and fees incurred in connection with any proceeding under this Section will be paid by the non-prevailing party (as determined by the arbitrators). The arbitrators will have twenty (20) days from the date of the last arbitrator’s selection to render a decision. Each Party to this Agreement consents, on behalf of itself and its successors and assigns, to such binding arbitration in accordance with the terms of this Section. Furthermore, the Parties agree that venue will reside in Dallas, Texas for all purposes. The duty to arbitrate will survive the termination of this Agreement.

RISK/DISCLAIMER: An investment in ENEXP involves a high degree of risk and is suitable only for persons who can bear the economic risk of the loss of their investment, who have limited need for liquidity in their investment and who either are sophisticated persons in connection with financial and business matters or are represented by such a person.

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ACCREDITED INVESTOR: INVESTOR certifies that he is an accredited investor according to the guidelines as set forth in “accredited investors” as defined in Regulation D promulgated under the Securities Act and (ii) “qualified clients”, as defined in the Investment Advisers Act of 1940, as amended, and the rules thereunder qualify as a “qualified client”.

Accepted and Agreed to this 25 day of April, 2011.

/s/ Edward A. Wueste	Energy & Exploration Partners, LLC
EDWARD A. WUESTE

/s/ Hunt Pettit
Hunt Pettit, Managing Member

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Attachment 3 – Roberts Letter Agreement

See attached.

Letter Agreement

3/21/2011

Mr. Jason Roberts

2500 N. Houston St.

Apartment # 2806

Dallas, TX 75219

Dear Mr. Roberts,

This letter agreement shall set out the terms of the letter agreement between Jason Roberts (“INVESTOR”) and Energy &Exploration Partners, LLC (“ENEXP”) regarding certain Investment funds.

WHEREAS, ENEXP has offered and INVESTOR has accepted an opportunity on to invest certain monies in order to participate in ENEXP projects. Said project being more specifically described as the acquisition of Oil &Gas Leases in the Niobrara Shale formation located in the DJ Basin of Northern Colorado and South Eastern Wyoming.

ENEXP has revealed to INVESTOR certain proprietary and confidential information regarding an upcoming transaction regarding ENEXP assets in the Niobrara Shale play. It is further anticipated that this transaction shall culminate in the month of June, 2011. INVESTOR has agreed that in order to participate in the potential upside of this transaction he shall commit three hundred seventy five thousand dollars ($375,000.00) to the general ledger of ENEXP. As consideration for such funds INVESTOR shall participate in the profits of the Niobrara divestiture.

ENEXP shall, at its sole discretion, manage, direct, invest and deploy funds delivered and invested in it by INVESTOR to in the manner in which ENEXP sees fit and that is congruent with ENEXP’s business model and standard operating procedures, more particularly the acquisition of leasehold in shale plays and tight oil plays.

Returns on the investment shall be calculated as follows: (1) INVESTOR investment funds shall be added to the general ledger of ENEXP and shall participate in the ENEXP projects on a pro-rata share, based upon Net Returns of the entire overall Niobrara Project as of the date of investment, (2) the date of investment shall for the purposes of this letter be April 1,2011, (3) ENEXP shall receive an incentive fee based upon the performance of the investment as follows; (a) return on investment of 0 to 100% ENEXP Incentive Fee shall be 20%; (b) return on investment 100% to 150%, ENEXP incentive fee shall be 25%; (c) return on investment greater than 150%, ENEXP incentive fee shall be 30%; (d) Net returns shall be

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calculated as follows, Gross Proceeds from sale – Less costs of acquisition and any fees associated with the project. TAXES SHALL NOT BE DEDUCTED FROM INVESTOR’S proceeds by ENEXP, (e) ENEXP has not offered nor provided, nor has INVESTOR accepted any tax advice regarding this investment. Any and all tax liabilities resulting from INVESTOR’s participation in this investment shall be at INVESTOR’s sole cost, liability and expense and ENEXP shall have no liability or responsibility whatsoever for Investor’s taxation, (f) ENEXP shall distribute all proceeds from the Niobrara transaction no later than thirty (30) days from the date on which the Niobrara transaction is closed and funds representing gross proceeds have been received in ENEXP’s account.

This Agreement shall be interpreted and governed by the laws of the state of Texas without application of any conflict of laws rules or principles that might apply the laws of another state.

This Agreement may not be amended except by written instrument signed by both Parties, and no waiver shall be enforceable against any party unless evidenced by a written instrument signed by the party against which enforcement is sought.

The Parties agree that any and all controversies or claims arising out of or relating to this Agreement (the “Dispute”) will be submitted to final and binding 30-day arbitration in Dallas, Texas pursuant to the Commercial Rules of the American Arbitration Association as in effect from time to time. The Parties further agree that in the absence of a governing provision, the panel is authorized to supply or to decide “reasonable terms” to carry out the purpose of this Agreement, including any modification or change to any existing provision that conflicts or impedes the principal purpose of this Agreement. The decision by a majority of the arbitrators will be reduced to writing and will be final, binding and conclusive; in addition, the right to contest the determination will cease and terminate and be of no further force and effect. Judgment upon any award made by the arbitrators may be enforced in any court having jurisdiction over the person or the assets of the Party against whom the award is made. The Parties agree that any Party requesting arbitration of any Dispute under this Section must give formal written notice of the Party’s demand for arbitration (“Arbitration Notice”). There will be three arbitrators, one to be chosen by Owners, one to be chosen by Participant and the third arbitrator to be selected by the two arbitrators so chosen. The Parties will select their respective arbitrators within fifteen (15) days following receipt of the Arbitration Notice, and the two arbitrators will select the third arbitrator within fifteen (15) days following his appointment. If a Party or the arbitrators fails or refuses to timely select an arbitrator, only the arbitrators selected will serve as the arbitrators hereunder. The Parties further agree that each Party may be represented by counsel in any proceeding under this Section, and that all expenses and fees incurred in connection with any proceeding under this Section will be paid by the non-prevailing party (as determined by the arbitrators). The arbitrators will have twenty (20) days from the date of the last arbitrator’s selection to render a decision. Each Party to this Agreement consents, on behalf of itself and its successors and assigns, to such binding arbitration in accordance with the terms of this Section. Furthermore, the Parties agree that venue will reside in Dallas, Texas for all purposes. The duty to arbitrate will survive the termination of this Agreement.

RISK/DISCLAIMER: An investment in ENEXP involves a high degree of risk and is suitable only for persons who can bear the economic risk of the loss of their investment, who have limited need for liquidity in their investment and who either are sophisticated persons in connection with financial and business matters or are represented by such a person.

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ACCREDITED INVESTOR: INVESTOR certifies that he is an accredited investor according to the guidelines as set forth in “accredited investors” as defined in Regulation D promulgated under the Securities Act and (ii) “qualified clients”, as defined in the Investment Advisers Act of 1940, as amended, and the rules thereunder qualify as a “qualified client”.

Accepted and Agreed to this 22 day of March, 2011.

/s/ Jason Roberts	Energy & Exploration Partners, LLC
JASON ROBERTS

/s/ Hunt Pettit
Hunt Pettit, Managing Member

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Attachment 4 – Ledbetter Letter Agreement

See attached.

Letter Agreement

4/25/2011

Mr. Matthew F. Ledbetter

5309 Judalon Ln.

Houston, TX 77056-7220

Dear Mr. Ledbetter,

This letter agreement shall set out the terms of the letter agreement between MATTHEW LEDBETTER (“INVESTOR”) and Energy &Exploration Partners, LLC (“ENEXP”) regarding certain Investment funds.

WHEREAS, ENEXP has offered and INVESTOR has accepted an opportunity on to invest certain monies in order to participate in ENEXP projects. Said project being more specifically described as the acquisition of Oil &Gas Leases in the Niobrara Shale formation located in the DJ Basin of Northern Colorado and South Eastern Wyoming.

ENEXP has revealed to INVESTOR certain proprietary and confidential information regarding an upcoming transaction regarding ENEXP assets in the Niobrara Shale play. It is further anticipated that this transaction shall culminate in the month of June, 2011. INVESTOR has agreed that in order to participate in the potential upside of this transaction he shall commit two hundred fifty thousand dollars ($250,000.00) to the general ledger of ENEXP. As consideration for such funds INVESTOR shall participate in the profits of the Niobrara divestiture.

ENEXP shall, at its sole discretion, manage, direct, invest and deploy funds delivered and invested in it by INVESTOR to in the manner in which ENEXP sees fit and that is congruent with ENEXP’s business model and standard operating procedures, more particularly ENEXP shall invest the funds directly in the acquisition of leasehold in shale plays and tight oil plays.

Returns on the investment shall be calculated as follows: (1) INVESTOR investment funds shall be added to the general ledger of ENEXP and shall participate in the ENEXP projects on a pro-rata share, based upon Net Returns of the entire overall Niobrara Project as of the date of investment, (2) the date of investment shall for the purposes of this letter be April 1,2011 but shall be effective as of the date of first acquisition by ENEXP of leasehold in the Niobrara play, (3) one hundred percent, (100.00%) of INVESTOR’S capital investment shall be returned before any incentive fees shall be due or earned by ENEXP, (4) ENEXP shall receive an incentive fee based upon the performance of the investment as follows; (a) return on investment of 0 to 100% ENEXP Incentive Fee shall be 20%; (b) return on investment 100% to 150%, ENEXP incentive fee shall be 25%; (c) return on investment greater than 150%, ENEXP incentive fee shall be 30%, (d) Net returns shall be calculated as follows, Gross ENEXP Proceeds from Niobrara divestiture less all costs of acquisition and any fees associated with the project,

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CONFIDENTIAL – DO NOT DISTRIBUTE

including attorney’s fees. TAXES SHALL NOT BE DEDUCTED FROM INVESTOR’S proceeds by ENEXP, (e) ENEXP has not offered nor provided, nor has INVESTOR accepted any tax advice regarding this investment. Any and all tax liabilities resulting from INVESTOR’s participation in this investment shall be at INVESTOR’s sole cost, liability and expense and ENEXP shall have no liability or responsibility whatsoever for Investor’s taxation consequences, (f) ENEXP shall distribute all proceeds from the Niobrara transaction no later than thirty (30) days from the date on which the Niobrara transaction is closed and funds representing gross proceeds have been received in ENEXP’s account.

This Agreement shall be interpreted and governed by the laws of the state of Texas without application of any conflict of laws rules or principles that might apply the laws of another state.

This Agreement may not be amended except by written instrument signed by both Parties, and no waiver shall be enforceable against any party unless evidenced by a written instrument signed by the party against which enforcement is sought.

The Parties agree that any and all controversies or claims arising out of or relating to this Agreement (the “Dispute”) will be submitted to final and binding 30-day arbitration in Dallas, Texas pursuant to the Commercial Rules of the American Arbitration Association as in effect from time to time. The Parties further agree that in the absence of a governing provision, the panel is authorized to supply or to decide “reasonable terms” to carry out the purpose of this Agreement, including any modification or change to any existing provision that conflicts or impedes the principal purpose of this Agreement. The decision by a majority of the arbitrators will be reduced to writing and will be final, binding and conclusive; in addition, the right to contest the determination will cease and terminate and be of no further force and effect. Judgment upon any award made by the arbitrators may be enforced in any court having jurisdiction over the person or the assets of the Party against whom the award is made. The Parties agree that any Party requesting arbitration of any Dispute under this Section must give formal written notice of the Party’s demand for arbitration (“Arbitration Notice”). There will be three arbitrators, one to be chosen by Owners, one to be chosen by Participant and the third arbitrator to be selected by the two arbitrators so chosen. The Parties will select their respective arbitrators within fifteen (15) days following receipt of the Arbitration Notice, and the two arbitrators will select the third arbitrator within fifteen (15) days following his appointment. If a Party or the arbitrators fails or refuses to timely select an arbitrator, only the arbitrators selected will serve as the arbitrators hereunder. The Parties further agree that each Party may be represented by counsel in any proceeding under this Section, and that all expenses and fees incurred in connection with any proceeding under this Section will be paid by the non-prevailing party (as determined by the arbitrators). The arbitrators will have twenty (20) days from the date of the last arbitrator’s selection to render a decision. Each Party to this Agreement consents, on behalf of itself and its successors and assigns, to such binding arbitration in accordance with the terms of this Section. Furthermore, the Parties agree that venue will reside in Dallas, Texas for all purposes. The duty to arbitrate will survive the termination of this Agreement.

RISK/DISCLAIMER: An investment in ENEXP involves a high degree of risk and is suitable only for persons who can bear the economic risk of the loss of their investment, who have limited need for liquidity in their investment and who either are sophisticated persons in connection with financial and business matters or are represented by such a person.

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CONFIDENTIAL – DO NOT DISTRIBUTE

ACCREDITED INVESTOR: INVESTOR certifies that he is an accredited investor according to the guidelines as set forth in ‘accredited investors” as defined in Regulation D promulgated under the Securities Act and (ii) “qualified clients”, as defined in the Investment Advisers Act of 1940, as amended, and the rules thereunder qualify as a “qualified client”.

Accepted and Agreed to this 26 day of March, 2011.

/s/ Matthew Ledbetter	Energy & Exploration Partners, LLC
MATTHEW LEDBETTER

/s/ Hunt Pettit
Hunt Pettit, Managing Member

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CONFIDENTIAL – DO NOT DISTRIBUTE

Attachment 5 – Boswell Letter Agreement

Original cannot be located.